Exhibit 10.44

                            INDEMNIFICATION AGREEMENT


                  THIS INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of the IPO Date (as defined below), between XL Capital Assurance Inc., a New York insurer ("XLCA") and XL America, Inc., a Delaware corporation ("XL America").

                              W I T N E S S E T H:


                  WHEREAS, XLCA and XL America are both indirect wholly-owned subsidiaries of XL Capital Ltd, a Cayman Islands corporation ("XL Capital");

                  WHEREAS, the stock of XLCA will be transferred to a newly-formed holding company which will become the subject of an initial public offering ("IPO") by XL Capital or one of its wholly-owned subsidiaries;

                  WHEREAS, XLCA issued a Financial Guaranty Insurance Policy (the "Policy"), effective [ * ] (the "Note");

                  WHEREAS, in connection with the satisfaction of a claim under the Policy, XLCA acquired the Note that XLCA had insured;

                  WHEREAS, the Note was secured by a pool of loans made to medical providers;

                  WHEREAS, the Note was partially paid down with a non-cash distribution of the loans made to one of the medical providers, [ * ];

                  WHEREAS, pursuant to the [ * ], [ * ] loans were extinguished and XLCA received [ * ] (such stock, including any other instruments issued or to be issued in exchange for any thereof in connection with further reorganizations of [ * ], "Preferred Stock");

                  WHEREAS, XLCA will value the Note and Preferred Stock as of June 30, 2006 ("Valuation Date") by a valuation to be done no later than the closing date of the IPO (the Guaranteed Carried Values");

                  WHEREAS, to facilitate the IPO, XL America is prepared to indemnify XLCA in respect of (i) diminution subsequent to Valuation Date of the Guaranteed Carried Values of the Note and/or Preferred Stock; (ii) certain potential liabilities under the Policy, and (iii) existing or future litigation, including without limitation loss adjustment expenses, pertaining to the Policy, the Note and/or Preferred Stock.

                  NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

                  1. INDEMNIFICATION AGAINST DIMINUTION IN VALUE. Subject to the terms and conditions contained herein:

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                  (a)      XL America hereby agrees to indemnify and hold
         harmless XLCA, its subsidiaries, affiliates, successors and assigns from and against any diminution in the value of the Note and/or the Preferred Stock below their respective Guaranteed Carried Values as may be determined to have occurred after Valuation Date pursuant to a written valuation done as of the end of the relevant calendar quarter and notified to XL America in writing. The valuation shall be conducted by XLCA in connection with preparation of its quarterly financial statements in its reasonable discretion in accordance with generally accepted accounting principles consistently applied and, where applicable, based upon information from its professional advisors)

                  (b) XL America agrees, no later than thirty (30) days after receipt of a written demand after the close of any quarter, to be accompanied by a copy of the written valuation, to pay to XLCA the amounts of any net diminutions from the prior quarter in the estimated values of the Note and/or the Preferred Stock (the "Interim Carried Value") to the extent such quarter's Interim Carried Value is less than the least of the Guaranteed Carried Value or any prior quarter's Interim Carried Value.

                  (c) In the event of appreciation in the Interim Carried Value of the Note and/or Preferred Stock subsequent to any payment pursuant to clause (b) above, XLCA will not be obligated to return any amount previously received from XL America pursuant to such clause (b) unless and until thirty (30) days after XLCA or any affiliate thereof receives cash or other readily marketable consideration (the amount of which shall be the "Sale Amount") for the conveyance of the Note and/or the Preferred Stock, as the case may be, to an unaffiliated person and then XLCA will refund amounts previously received from XL America pursuant to such clause (b) only to the extent of the lesser of (i) the aggregate of the amounts paid in respect of diminution in Interim Carried Value by XL America to XLCA under clause (b), or (ii) the amount by which the Sale Amount received by XLCA exceeds the difference between the Guaranteed Carried Value and aggregate of the amounts paid in respect of diminution of value thereof by XL America to XLCA under clause (b). XLCA also shall pay XL America interest on any such amount at the simple annual interest rate of 5% running from the date of the payment being refunded (allocating the payments under clause (b) to the refund on a LIFO basis).

                  (d) If upon the conveyance of the Note and/or the Preferred Stock, as the case may be, to an unaffiliated person (i) the Sale Amount XLCA receives is less than (ii) the lowest Interim Carried Value for any prior quarter, XL America shall no later than thirty (30) days after demand pay XLCA the difference between (i) and (ii), without interest.

                  2. INDEMNIFICATION AGAINST LIABILITIES. Subject to the terms and conditions contained herein, XL America hereby agrees to indemnify and hold harmless XLCA, its subsidiaries, affiliates, successors and assigns and their respective officers, directors and agents from and against any and all losses, liabilities, claims, damages, costs, penalties, fines, and expenses (including, without limitation, reasonable attorneys' fees and any and all expenses reasonably incurred in investigating, preparing or defending any action, suit or proceeding, commenced or threatened and for consultants and advisors regarding preservation of value of the Note and/or Preferred Stock, collectively, "Loss Adjustment Expenses") of any kind and nature incurred after the date hereof (collectively, "Losses") which relate to or arise out of any past, existing and/or future claim, action, suit or proceeding (i) arising under, out of or relating to the

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Policy, including, without limitation, any recovery from any holder of the Note of any payment made pursuant thereto on the basis that such payment constituted an avoidable preference, and/or (ii) which relates to the Note and/or Preferred Stock, including, in each case, without limitation, [ * ] ("Delaware Proceeding"); PROVIDED, HOWEVER, such indemnity shall not apply to Loss Adjustment Expenses except to the extent that such Loss Adjustment Expenses exceed the amount of XLCA's reserve in respect thereof at the Valuation Date (in the amount of $[ * ]).

                  3.       INDEMNIFICATION PROCEDURE AS RESPECTS LIABILITIES.

                  (a) XL America shall pay to XLCA within thirty days upon demand, which demand shall itemize the Losses for which indemnity is claimed, any and all Losses paid by XLCA. If XL America shall dispute the amount owing by it as set forth in the demand, XL America shall nevertheless pay the amount in dispute to XLCA pending resolution of the dispute as provided in this Agreement.

                  (b) Promptly after receipt by XLCA of notice of any complaint or the commencement of any action or proceeding with respect to which indemnification may be sought hereunder, XLCA will notify XL America of such complaint or of the commencement of such action or proceeding. XL America may, at its discretion, assume the defense of any such action or proceeding (including, without limitation, the Delaware Proceeding), including the employment of counsel and the payment of the fees and disbursements of such counsel. In the event, however, that (i) XL America elects not to assume the defense of the action or proceeding in a timely manner or (ii) the nature of any claim presents a conflict of interest between XLCA and XL America, then XLCA may assume and control its own defense, and XL America shall be liable for all reasonable costs and expenses paid or incurred by XLCA in connection therewith, and XLCA shall provide XL America with appropriate written documentation of such costs and expenses. In any action or proceeding with respect to which indemnification may be sought hereunder, XLCA or XL America, whichever is not assuming the defense of such action, as the case may be, will have the right to participate in such litigation and to retain its own counsel at such party's own expense. XLCA or XL America, as the case may be, shall at all times use reasonable efforts to keep XL America or XLCA, as the case may be, reasonably apprised of the status of the defense of any claim the defense of which they are maintaining.

                  (c) XLCA may not settle or compromise any claim with respect to which indemnification is being sought hereunder without the prior written consent of XL America, which consent shall not be unreasonably withheld. XL America may not, without the prior written consent of XLCA, settle or compromise or consent to the entry of any judgment in any claim with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent includes an unconditional release of XLCA from all liability arising out of such claim.

                  4. NON-INURING REINSURANCE. It is agreed that the reinsurance provided by XL Financial Assurance Ltd. is not inuring (beyond the amount of any reduction to XLCA's Loss Adjustment Expense net reserve at the Valuation Date) , and XLCA shall be indemnified hereunder on a gross basis and not just in respect of its net retained interest (net of any reduction to XLCA's Loss Adjustment Expense reserve at the Valuation Date).

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                  5.       REPRESENTATIONS AND WARRANTIES OF XL AMERICA. XL
America hereby represents and warrants to XLCA that this Agreement has been duly authorized, executed and delivered by XL America and is the legal, valid and binding agreement of XL America, enforceable against XL America in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

                  6. REPRESENTATIONS AND WARRANTIES OF XLCA. XLCA hereby represents and warrants to XL America that this Agreement has been duly authorized, executed and delivered by XLCA, and is the legal, valid and binding agreement of XLCA, enforceable against XLCA in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

                  7. NOTICES. Unless specified otherwise in this Agreement, all requests, notices or other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, telecopy, or electronic transmission, if sent via facsimile (with confirmation of receipt without error), to the respective Parties at the following addresses:

                  (a)      if to XLCA:

                           XL Capital Assurance Inc.
                           1221 Avenue of the Americas, 31st Floor
                           New York, New York 10020
                           Attn:  General Counsel
                           Fax:  (212) 478-3579

                  (b)      if to XL America:

                           XL America, Inc.
                           Seaview House
                           70 Seaview Avenue
                           Stamford, CT 06902
                           Attention:  General Counsel
                           Fax:  (203) 964-5309

                  8. MISCELLANEOUS. Nothing in this Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Agreement shall be governed by, and its provisions construed in accordance with, the laws of the State of New York applicable to contracts made and to be wholly performed within such state and may be modified only in writing signed by each of the parties hereto. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument. Paragraph headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of any term or provision hereof.

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                  9.       ARBITRATION

                  (a) Any dispute or claim arising out of or relating to this Agreement, including its formation and validity, shall be referred to arbitration. Arbitration shall be initiated by the delivery, by mail, facsimile, or other reliable means, of a written demand for arbitration by one party to the other. The arbitration shall be held in New York or such other place as the parties may mutually agree.

                  (b) Arbitration shall be conducted before a three-person Arbitration Panel appointed as follows. Each party shall appoint one arbitrator, and the two arbitrators so appointed shall then appoint an impartial Umpire before proceeding. If either party fails to appoint an arbitrator within thirty (30) days after it receives a written request by the other party to do so, the other party may appoint an arbitrator for it. Should the two party-appointed arbitrators fail to choose an Umpire within thirty (30) days of the appointment of the second arbitrator, each arbitrator shall propose three names, of whom the other shall strike two, and the decision shall be made from the remaining two by drawing lots. The arbitrators and Umpire shall be present or former executives or officers of insurance or reinsurance companies or shall be arbitrators certified by ARIAS-U.S. The arbitrators and Umpire shall not be under the control of either party, and shall have no financial interest in the outcome of the arbitration.

                  (c) The decision of a majority of the Arbitration Panel shall be final and binding, except to the extent otherwise provided in the Federal Arbitration Act. The Arbitration Panel shall render its award in writing. Judgment upon the award may be entered in any court having jurisdiction, pursuant to the Federal Arbitration Act. Unless the Arbitration Panel orders otherwise, each party shall pay: (1) the fees and expenses of its own arbitrator, and (2) an equal share of the fees and expenses of the Umpire and of the other expenses of the arbitration.

                  10. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

                                         XL CAPITAL ASSURANCE INC.


                                         By:
                                             ---------------------------------
                                             Name:
                                             Title:


                                         XL AMERICA, INC.


                                         By:
                                             ---------------------------------
                                             Name:
                                             Title: